Exhibit 10.9
Wells Fargo Foothill, Inc.
EXHIBIT I
FORM OF CONFIRMATION

To:	SMART Modular Technologies (WWH), Inc.
c/o SMART Modular Technologies, Inc.
4211 Starboard Drive Fremont, CA 94538

ATTENTION: Jack Pacheco, Chief Financial Officer

Fax: (510)380-8500
Telephone: (510)624-8134

From:	Wells Fargo Foothill, Inc.
Paz Hernandez
2450 Colorado Avenue, Suite 3000 West
Santa Monica, CA 90404

Fax No.: (310)453-7442
Telephone: (310)453-7260

Re:	USD $40,000,000 Interest Rate Swap Transaction (31137)

Date:	April 26, 2005
Dear Mr., Pacheco:
The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Foothill, Inc. and you on the Trade Date specified below (the “Transaction”). This communication constitutes a “Confirmation” as referred to in the Master Agreement specified below.
The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”)), including the Annex to the 2000 ISDA Definitions (the “Definitions”), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
1.	This confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of April 20, 2005, (as the same may be amended, modified or supplemented from time to time, the “Agreement”) between Wells Fargo Foothill, Inc. and you. This communication itself constitutes a binding agreement setting forth the essential terms of the Transaction described herein. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.
2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Parties to the Transaction:
WELLS FARGO FOOTHILL, INC.
Party A

SMART MODULAR TECHNOLOGIES (WWH), INC.
Party B

TRADE NUMBER 31137 ISDA Confirm	1

Notional Amount:	USD $40,000,000

Trade Date:	April 26, 2005

Effective Date:	April 28, 2005, subject to adjustment in accordance with the Following Business Day Convention.

Termination Date:	April 28, 2010, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rare Payer
Payment Dates:	The 1st day of each July, October, January and April beginning with July 1, 2005, and thereafter continuing until the Termination Dates subject to adjustment in accordance with the Following Business Day Convention.

Calculation Period:	From the 1st day of each July, October, January and April beginning with April 28, 2005, up to the 1st day of the following quarter, continuing until the Termination Date, subject to adjustment in accordance with the Following Business Day Convention. The initial Calculation Period will be April 28, 2005 to July 1, 2005.

Fixed Rate:	4.47%

Fixed Rate Day Count Fraction:	30/360 -Unadjusted

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Payment Dates:	The 1st day of each July, October, January and April beginning with July 1, 2005, and thereafter continuing until the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Calculation Period:	From the 1st day of each July, October, January and April beginning with April 28, 2005, up to the 1st day of the following quarter, continuing until the Termination Date, subject to adjustment in accordance with the Following Business Day Convention. The initial Calculation Period will be April 28, 2005 to July 1, 2005.

Floating Rate Option:	USD-LTBOR-BBA

Designated Maturity:	Three (3) month

Spread:	None

Floating Rate Day
Count Fraction:	30/360 -Unadjusted

TRADE NUMBER 31137 ISDA Confirm	2

Floating Rate for Initial
Calculation Period:	3.18688%

Reset Dates:	The first day of each Calculation Period, subject to adjustment in accordance with the Following Business Day Convention. The Erst Reset Date is April 28, 2005.

Method of Averaging:	Inapplicable

Compounding:	Inapplicable

Business Days:	New York

Credit Support Document:	This Guaranty of each Guarantor, as defined in the Loan Agreement, in favor of Party A as Agent for the Lenders, dated as of April 16, 2004, as modified by that certain Amended and Restated Loan and Security Agreement dated March 28, 2005, as further modified by that certain First Amendment Guaranty dated as of April 20, 2005 and as further modified from time to time; and

The Loan Agreement, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time.

Credit Support Provider for Party B:	SMART Modular Technologies, Inc., SMART Modular
Technologies (Puerto Rico) Inc., SMART Modular
Technologies (Europe) Limited, SMART Modular
Technologies (Global), Inc., SMART Modular
Technologies (DH), Inc., SMART Modular
Technologies (DE), Inc., SMART Modular
Technologies (CI), Inc., SMART Modular Technologies
(Foreign Holdings), Inc., SMART Modular
Technologies Industria de Components Eletronicos
Ltd., SMART Modular Technologies SDN. BHD., and Modular Brasil Participacões Ltda.
Account Details:

Payment to Party A:	Made via debit to Foothill Loan Account
(Loan No. SMT000)

Payment to Party B:	Made via credit to Foothill Loan Account
(Loan No. SMT000)

Calculation Agent:	Party A
3.	Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign one copy of this telecopy Confirmation and returning it to us by telecopier to:

Wells Fargo Foothill, Inc.
Attention: Paz Hernandez
Fax No: (310) 453-7442
4.	Each party represents and warrants that, in connection with the negotiation of and entering into this Agreement, any Credit Support Document and each Transaction (i) the other party hereto is not acting as a fiduciary or a financial or investment advisor for it; (ii) it is not relying upon any advice, counsel or

TRADE NUMBER 31137 ISDA Confirm	3

representations (whether written or oral) of the other party hereto other than the representations expressly set forth in this Agreement, in such Credit Support Document and in any Confirmation; (iii) the other party hereto has not given to it any advice or counsel as to the expected or projected success, return, performance, result, consequence or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement, such Credit Support Document or such Transaction; (iv) it has consulted with its own legal, regulatory, tax, business, investment financial and accounting advisors to the extent it has deemed necessary and has made its own investment, hedging, and trading decisions (including decisions regarding the suitability of such Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto; (v) all trading decisions have been the result of arms length negotiations between the parties; and (vi) it is entering into this Agreement, such Credit Support Document and such Transaction with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks.
5.	This Confirmation will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.
Yours sincerely,
WELLS FARGO FOOTHILL, INC.

By:	/s/ Paz Hernandez
Name:	Paz Hernandez
Its: Senior Vice President

Confirmed as of the date first above written:

SMART MODULAR TECHNOLOGIES (WWH), INC., a company incorporated under the laws of the Cayman Islands
By:	/s/ Jack Pacheco
Name:	Jack Pacheco
Its: VP/CFO

TRADE NUMBER 31137 ISDA Confirm	4